UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 13, 2013
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 44 (0) 20 7659 4660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT	3
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5
EXHIBIT INDEX	6

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2013, Ensco plc (the “Company”) announced the retirement plans of Chairman, President and CEO Daniel W. Rabun. Mr. Rabun will continue to serve in his current role as Chairman, President and CEO until the Board of Directors (the “Board”) has completed the succession process and a new CEO has been appointed. Mr. Rabun will remain Chairman and a member of the Board through at least the 2014 Annual General Meeting.

In connection with the announcement, on November 13, 2013, the Company entered into the Restated and Superseding Employment Agreement with Mr. Rabun. Pursuant to the agreement, Mr. Rabun will continue serving in his role as Chairman, President and CEO until a new CEO is appointed. Following the appointment of the new CEO, Mr. Rabun will serve only as Chairman of the Board. Under the agreement, the Company agrees to employ Mr. Rabun as Chairman through at least the 2014 Annual General Meeting. Mr. Rabun will continue as an employee and officer of the Company until at least the later of either the appointment of a new CEO or the 2014 Annual General Meeting (the “Transition Date”).

Until the appointment of a new CEO, Mr. Rabun’s employment, compensation and benefits will continue as provided in his current employment arrangements, the terms of which are summarized in the Company’s proxy statement on Schedule 14A for the 2013 Annual General Meeting filed with the SEC. Following that appointment, if Mr. Rabun is serving as Chairman of the Board, those employment arrangements will cease, and he will be provided the compensation and benefits set forth in the new employment agreement, including an annualized base salary of $525,000.00, participation in the Ensco 2005 Cash Incentive Plan with a target bonus percentage at 115% of his base salary, participation in the Ensco 2012 Long-Term Incentive Plan with a target award of $2,500,000.00 annually, and continued eligibility for the 2005 Supplemental Executive Retirement Plan, the Ensco Savings Plan and all other benefits and insurance coverage available to executive officers. If, after the new CEO has been appointed, Mr. Rabun continues to serve as Chairman following the 2014 Annual General Meeting, he will continue to be eligible to receive the compensation and benefits described in this paragraph.

On the Transition Date, Mr. Rabun’s unvested restricted stock units, restricted stock awards, unvested stock options and unvested performance units (subject to achievement of performance metrics) will fully vest (other than any awards granted on or after January 1, 2014). If Mr. Rabun is terminated for cause or without good reason prior to the Transition Date, any remaining unvested equity is forfeited. If Mr. Rabun continues in employment with the Company through January 1, 2014, he will receive repatriation benefits equal to 1/12 his base salary plus $10,000.00, as well as any other repatriation benefits generally provided by the Company. Mr. Rabun will also continue to receive the tax equalization benefits currently provided to other Company executives. Upon termination of his employment, Mr. Rabun and his spouse will be eligible to continue to participate in the Company’s group health plan until Mr. Rabun or his spouse, as applicable, becomes eligible for and covered by Medicare.

The foregoing description of the new employment agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Restated and Superseding Employment Agreement, dated as of November 13, 2013, between Daniel W. Rabun and Ensco plc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: November 19, 2013	/s/ BRADY K. LONG Brady K. Long Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restated and Superseding Employment Agreement, dated as of November 13, 2013, between Daniel W. Rabun and Ensco plc.

6